Exhibit 99.1

China Armco Metals Reports Financial Results for the First Quarter of 2010

SAN MATEO, CA--(MARKET WIRE)—May 17, 2010 -- China Armco Metals, Inc. (NYSE AMEX: CNAM), a distributor of imported metal ore and metal recycler with a new state of the art scrap metal recycling facility in China, today announced the Company's financial results for the first quarter of 2010.

Financial Highlights

-1st quarter 2010 revenue increases to $8.6 million, up 59% from $5.4 Million in the 1st quarter of 2009
-1st quarter 2010 Non-GAAP Net Income of $670,000 versus $185,000 in 1st quarter of 2009
-1st quarter 2010 Non-GAAP EPS of $0.06 versus $0.02 in 1st quarter of 2009
-1st quarter 2010 GAAP net income of $53,000 after inclusion of a non-cash charge of ($324,000) for the increase of fair market value of outstanding common stock purchase warrants
-1st quarter 2010 GAAP EPS of $0.01 versus $0.03 in first quarter of 2009
Maintains Financial Forecast for Full Year 2010
- Maintains financial guidance with full year 2010 revenue exceeding $220 with full year net income exceeding $12 million

First Quarter 2010 Financial Results

Net revenues for the first quarter of 2010 were $8.6 million, an increase of 59% compared to the $5.4 million recorded in the first quarter of 2009.  The increase in revenue is largely attributable to a stronger overall business environment in 2010 as compared to 2009 assisted by our increased credit availability.

Cost of goods sold for the first quarter of 2010 were $8.0 million, as compared to $4.8 million in the first quarter of 2009.   Gross profit margins were 6.5% in the first quarter of 2010 as compared to 9.4% in the first quarter of 2009.  The decrease in margins in 2010 was mainly due to a heavy concentration of lower margin iron ore shipments in the Company’s ore sourcing and distribution operations.  Additionally, we received a favorable vendor price adjustment of $963,000 for goods previously shipped.  This was recorded as a gain related to a vendor price adjustment in other income, not as an offset to our cost of goods sold. Operating expenses for the first quarter of 2010 were $914,000, as compared to $334,000 in the first quarter of 2009. The Company’s operating expenses are comprised of selling expenses and general and administrative expenses.  These increases are a result of a higher level of sales and additional costs related to stock based compensation, and increases in staff for the initiation of our metal recycling operations.

On a non-GAAP basis, net income for the first quarter of 2010 was $670,000, an increase of over 262% as compared to non-GAAP net income of $185,000 in the first quarter of 2010.  This resulted in Non-GAAP EPS of $0.06 as compared to non-GAAP EPS of $0.02 in the first quarter of 2009.  After deducting all non-cash items including $322,000 related to the fair market value of outstanding warrants treated as derivative liabilities, GAAP net income was $53,000 as compared to $297,000 in the first quarter of 2009 (inclusive of a gain of $170,000 from the reduction in fair market value of the same warrants).  This resulted in GAAP EPS of $0.01 as compared to GAAP EPS of $0.03 in the first quarter of 2009.

At March 31, 2010 shareholder equity reached $27.1 million with cash of $4.1million as compared to December 31, 2009, when shareholder equity was $17.1 million with cash of $744,000.

Financial Forecast for Full Year of 2010

As a result of a strong comparative performance in the first quarter of 2010 with continued strong demand in our distribution business coupled with the launch in the second quarter and anticipated ramp up in production at our newly operational scrap metal recycling facility, management is maintaining financial guidance with revenues for the full year of 2010 exceeding $220 million with net income exceeding $12.0 million.  Management expects its metal recycling operations to become the largest contributor to revenues progressively accelerating in the second half of 2010.

Commenting on China Armco Metals’ financial performance, Kexuan Yao, its CEO and Chairman stated, “We are pleased with our performance in the first quarter.  While it is traditionally our weakest quarter, we increased sales over 59% from the same period in 2009.  We anticipate that as our recycling ramps up throughout the year and our distribution business builds on the favorable trends from the first quarter of 2010, we expect to see record performance for our company in the coming years.  We are in the strongest financial position in our history and intend to put our capital to work to further fuel our growth.”

About China Armco Metals, Inc.

China Armco Metals, Inc. is engaged in the sale and distribution of metal ore and non-ferrous metals throughout the PRC and has entered the recycling business with the recent launch of operations of a 1-million ton per year capacity scrap metal shredder and recycler located on 32 acres of land in Lianyungang, China.  China Armco maintains customers throughout China which includes the fastest growing steel producing mills and foundries in the PRC. Raw materials are supplied from global suppliers in India, Hong Kong, Nigeria, Brazil, Turkey, and the Philippines. China Armco's product lines include ferrous and non-ferrous ore, iron ore, chrome ore, nickel ore, magnesium, copper ore, manganese ore and steel billet. The recycling facility is expected to be capable of recycling one million metric tons of scrap metal per year which will position China Armco as one of the 10 largest recyclers of scrap metal in China. China Armco estimates the recycled metal market at 70 million metric tons in 2010.

CHINA ARMCO METALS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$4,125,091	$743,810
Pledged deposits	214,768	779,169
Accounts receivable, net	13,406,561	28,390,528
Inventories	37,854	496,149
Advance on purchases	3,481,847	3,903,782
Prepayments and other current assets	6,017,816	3,513,538

Total Current Assets	27,283,937	37,826,976

PROPERTY, PLANT AND EQUIPMENT, net	25,157,851	19,642,861

LAND USE RIGHTS, net	2,147,100	2,158,234

Total Assets	$54,588,888	$59,628,071

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Loans payable	$-	$17,021,558
Current maturities of long-term debt	2,194,234	2,193,881
Accounts payable	7,489,100	6,841,584
Advances from stockholder	1,870,851	35,475
Customer deposits	2,921,101	2,453,098
Corporate income tax payable	2,110,849	1,990,277
Value added tax and other taxes payable	345,862	1,312,455
Accrued expenses and other current liabilities	1,905,838	654,756

Total Current Liabilities	18,837,835	32,503,084

LONG-TERM DEBT	8,045,523	6,581,641

DERIVATIVE LIABILITY	572,396	3,417,974

Total Liabilities	27,455,754	42,502,699

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 1,000,000 shares authorized;
none issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized,
11,793,262 and 10,310,699 shares issued and outstanding, respectively	11,793	10,310
Additional paid-in capital	13,017,568	2,556,966
Deferred compensation	(1,180,108)	(676,500)
Retained earnings	14,990,139	14,936,915
Accumulated other comprehensive income:
Foreign currency translation gain	293,742	297,681

Total Stockholders' Equity	27,133,134	17,125,372

Total Liabilities and Stockholders' Equity	$54,588,888	$59,628,071

CHINA ARMCO METALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the three Months	For the three Months
	Ended	Ended
	March 31, 2010	March 31, 2009
	(Unaudited)	(Unaudited)

NET REVENUES	$8,576,570	$5,357,858

COST OF GOODS SOLD	8,017,651	4,847,235

GROSS PROFIT	558,919	510,623

OPERATING EXPENSES:
Selling expenses	342,705	27,293
General and administrative expenses	570,872	306,641

Total operating expenses	913,577	333,934

INCOME (LOSS) FROM OPERATIONS	(354,658)	176,689

OTHER (INCOME) EXPENSE:
Interest income	(225)	-
Interest expense	85,115	18,036
Gain from vendor price adjustment	(963,259)	-
Loss (gain) on change in fair value of derivative liability	321,754	(169,826)
Other (income) expense	2,400	30,227

Total other (income) expense	(554,215)	(121,563)

INCOME (LOSS) BEFORE INCOME TAXES	199,557	298,252

INCOME TAXES	146,333	790

NET INCOME (LOSS)	53,224	297,462

OTHER COMPREHENSIVE INCOME:
Foreign currency translation gain (loss)	(3,939)	(26,445)

COMPREHENSIVE INCOME (LOSS)	$49,285	$271,017

NET INCOME (LOSS) PER COMMON SHARE - BASIC AND DILUTED:
Basic earning (loss) per share	$0.01	$0.03
Diluted earning (loss) per share	$-	$0.03

Weighted Average Common Shares Outstanding - basic	10,571,611	10,095,616
Weighted Average Common Shares Outstanding - diluted	12,082,551	10,095,616

Q1 Fiscal Year 2010 GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles the calculation of net income per share on a basic and fully diluted basis from the amounts reported in accordance with generally accepted accounting principles ("GAAP") to such amounts before giving effect to the following non-cash items: depreciation and amortization,  restricted share-based compensation expenses – employees and directors, share-based compensation expense – consultants, and gain or loss due to the change in fair value of derivative liability. This disclosure is being provided as we believe it is meaningful to our investors and other interested parties to understand our operating performance on a consistent basis without regard to the impact of expenses linked to market fluctuations. The presentation of the non-GAAP information titled "Non-GAAP net income” and "Non-GAAP net loss” is not meant to be considered in isolation or as a substitute for net income or diluted income per share prepared in accordance with GAAP.

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
	Unaudited	Unaudited
		Restated
GAAP net income	$53,224	$297,462
Depreciation and Amortization expense	126,038	57,681
Restricted Share-based compensation expenses - Employees & Directors(1)	59,792	-
Share-based compensation expenses - Consultants	109,622	-
Change in fair value of derivative liability	321,754	(169,826)
Non-GAAP net income	670,430	185,317
Weighted Average Common Shares Outstanding - basic and diluted	10,571,611	10,095,616
GAAP Earnings applicable to common stockholders	$53,224	$297,462
GAAP Basic EPS	0.01	0.03
GAAP Diluted EPS	0.01	0.03
Non-GAAP Earnings applicable to common stockholders	670,430	185,317
Non-GAAP Basic EPS	0.06	0.02
Non-GAAP Diluted EPS	$0.06	$0.02
Shares used in basic net income per-share calculation - GAAP	10,571,611	10,095,616
Shares used in basic net income per-share calculation - Non-GAAP	10,571,611	10,095,616
Shares used in diluted net income per-share calculation - GAAP	12,082,551	10,095,616
Shares used in diluted net income per-share calculation - Non-GAAP	12,082,551	10,095,616

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Armco Metals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	We operate in a business that is cyclical and where demand can be volatile.
•	Our dependence on adequate supply and availability of raw materials.
•	The principal markets we serve are highly competitive.
•	Our customers’ inability to fulfill their contractual obligations during uncertain economic conditions.
•	Loss of order volumes from any of our major customers could result in a significant decline in our sales and our cash flows may be reduced.
•	Equipment upgrades and equipment failures may lead to production curtailments or shutdowns.
•	Our need for additional financing to fund expansion of our recycling facility and working capital for our metal ore business and the potentially dilutive effects of those activities.
•	Our ability to manage growth in operations to maximize our potential growth and achieve our expected revenues.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Our dependence on our key management personnel.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in the PRC on economic activity in the PRC.
•	The impact of any recurrence of severe acute respiratory syndrome, or SAR’s, or another widespread public health problem.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in the PRC.
•	Our ability to enforce our rights due to policies regarding the regulation of foreign investments in the PRC.
•
The restrictions imposed under recent regulations relating to offshore investment activities by Chinese residents and the increased administrative burden we face and the creation of regulatory uncertainties that may limit or adversely affect our ability to complete the business combination with our PRC based subsidiaries.

•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Our ability to establish adequate management, legal and financial controls in the PRC.
•	The provisions of our articles of incorporation and bylaws which may delay or prevent a takeover which may not be in the best interests of our shareholders.
•	Our controlling stockholders may take actions that conflict with your interests.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2009.

Contact:

China Armco Metals, Inc.
Richard Galterio
Investor Relations
954-363-7333

ir@armcometals.com